Exhibit 99.1

Las Vegas Sands Corp. Files Registration Statement for Initial Public Offering

        (Las Vegas, NV – September 7, 2004) – Las Vegas Sands, Inc., the owner of The Venetian Resort Hotel Casino and Sands Expo and Convention Center in Las Vegas, and the Sands Macao in Macao, China, announced that its affiliate, Las Vegas Sands Corp., has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission for an initial public offering of common stock. The offering will be made by an underwriting syndicate led by Goldman, Sachs & Co.

        Prior to the completion of the initial public offering, Las Vegas Sands Corp. will become the parent corporation of Las Vegas Sands, Inc. Las Vegas Sands Corp. intends to use the proceeds of the offering for general corporate purposes and working capital. In particular, it may use these proceeds to fund development projects in Asia, the United Kingdom and other jurisdictions. The timing and completion of the offering are subject to market conditions and other contingencies. The offering is subject to the approval of the Nevada Gaming Commission and final approval by the board of directors.

        The registration statement did not include an offering price range or the number of shares to be sold. A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of any offer to buy the securities described above, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. When available, a prospectus relating to the offering can be obtained from:

        Frederick H. Kraus, Esq.
        Las Vegas Sands Corp.
        3355 Las Vegas Boulevard South
        Las Vegas, Nevada 89109
        (702) 414-1000

        THE MATTERS DESCRIBED IN THIS PRESS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS, UNCERTAINTIES OR OTHER FACTORS BEYOND VENETIAN’S CONTROL, WHICH MAY CAUSE MATERIAL DIFFERENCES IN ACTUAL RESULTS, PERFORMANCE OR OTHER EXPECTATIONS. THESE FACTORS INCLUDE BUT ARE NOT LIMITED TO GENERAL ECONOMIC CONDITIONS, COMPETITION, NEW VENTURES, GOVERNMENT REGULATION, LEGALIZATION OF GAMING, INTEREST RATES, FUTURE TERRORIST ACTS, INSURANCE, AND OTHER FACTORS DETAILED IN THE REPORTS FILED BY LAS VEGAS SANDS, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE THEREOF. VENETIAN ASSUMES NO OBLIGATION TO UPDATE SUCH INFORMATION.

        For further information, please contact Harry Miltenberger, Vice President of The Venetian Hotel Resort Casino, LLC, +1-702-733-5729, miltenbh@venetian.com, for Las Vegas Sands, Inc.